Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-1 (No.’s 333-224386, 333-226395, 333-230919 and 333-233759) and on Form S-3 (No. 333-221492) of Citius Pharmaceuticals, Inc. of our report dated December 16, 2019, relating to the consolidated financial statements of Citius Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K for the year ended September 30, 2019.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
December 16, 2019